SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2009

BioMedical Technology Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Colorado	____000-52652___	26-3161860
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

9800 Mt Pyramid Court # 250

            Englewood, CO  80112
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (303) 653-0100

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.02      UNREGISTERED SALE OF EQUITY SECURITIES AND USE OF PROCEEEDS.

The following sets forth the information required by Item 701 of Regulation S-B with respect to the unregistered sales of equity securities by BioMedical Technology Solutions Holdings, Inc., a Colorado corporation (the "Company"), completed on June 17, 2009:

1.  a.

On June 17, 2009, the Company entered into an Agreement to Convert Debt with Donald G. Cox, the Company’s Chief Executive Officer and President pursuant to which Mr. Cox agreed to accept, and the Company agreed to issue, 125,000 shares of common stock, $.001 par value (the “Common Stock” or “Shares”) in satisfaction of $50,000 in deferred compensation for his services as Chief Executive Officer and President.  The Shares were valued at $0.40 per share, which was equal to 100% of the public trading price of the Common Stock on June 17, 2009 as quoted on the OTC Electronic Bulletin Board.

b.

The shares issued upon conversion of the debt were issued exclusively to one person who qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933 as amended (the "Securities Act").    The shares issued upon conversion of the debt were “restricted securities” under the Securities Act.

c.

The Company paid no fees or commissions in connection with the issuance of the Shares in satisfaction of the debt.

d.

The sale of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Sections 4(2) thereunder.  The investor qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D.  In addition, the Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer.  We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided the investor with disclosure of all aspects of our business, including providing the investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information.  Based on our investigation, we believed that the accredited investor obtained all information regarding the Company that he requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

e.

The issuance of the Shares in satisfaction of the debt is described in Item 3.02(a) above.

f.

There were no proceeds received as a result of the conversion of the debt.

2.  a.

On June 17, 2009, the Company entered into an Agreement to Convert Debt with David A. Kempf, the Company’s Chief Financial Officer and Chief Operating Officer, pursuant to which Mr. Kempf agreed to accept, and the Company agreed to issue, 3,750 of the Company’s Units, each Unit consisting of two shares of Series A Convertible Preferred Stock and one Warrant as more fully set forth in the company’s confidential Private Placement Memorandum dated February 19, 2009 (the “Securities” or “Shares”) in satisfaction of $7,500 in deferred compensation for his services as Chief Financial

Officer and Chief Operating Officer.  The Units were valued at $2.00 per Unit.

b.

The Units issued upon conversion of the debt were issued exclusively to one person who qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933 as amended (the "Securities Act").    The Units issued upon conversion of the debt were “restricted securities” under the Securities Act.

c.

The Company paid no fees or commissions in connection with the issuance of the Units in satisfaction of the debt.

d.

The sale of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Sections 4(2) thereunder.  The investor qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D.  In addition, the Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer.  We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided the investor with disclosure of all aspects of our business, including providing the investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information.  Based on our investigation, we believed that the accredited investor obtained all information regarding the Company that he requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

e.

The issuance of the Units in satisfaction of the debt is described in Item 3.02(a) above.

f.

There were no proceeds received as a result of the conversion of the debt.

ITEM 9.01:     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit

Item	Title

99.1	Agreement to Convert Debt Donald G. Cox
99.2	Agreement to Convert Debt David A. Kempf

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMEDICAL TECHNOLOGY SOLUTIONS HOLDINGS, INC.
Date: June 24, 2009	By: _/s/ Donald G. Cox________ Donald G. Cox, President

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